Exhibit 99.1

SIGA Technologies Inc. Approved for Nasdaq Global Market Listing

New York, New York, September 3, 2009 - SIGA Technologies Inc. (Nasdaq: SIGA) announced today that its common stock listing will transfer from the NASDAQ Capital Market to the NASDAQ Global Market.  The transfer will be effective at the opening of business on Thursday, September 3, 2009 and the Company's common stock will continue to trade under the symbol “SIGA”.

Commenting on the move, Dr. Eric Rose, SIGA’s Chief Executive Officer, said, “The transfer of SIGA’s stock to the NASDAQ Global Market reflects SIGA’s growth over the past year.  We believe that the transfer to the Global Market will provide our investors with expanded liquidity for their SIGA stock.”

About SIGA Technologies, Inc.

SIGA Technologies is applying viral and bacterial genomics and sophisticated computational modeling in the design and development of novel products for the prevention and treatment of serious infectious diseases, with an emphasis on products for biological warfare defense. SIGA believes that it is a leader in the development of pharmaceutical agents to fight potential bio-warfare pathogens. SIGA has antiviral programs targeting smallpox and other Category A pathogens, including arenaviruses (Lassa fever, Junin, Machupo, Guanarito, Sabia, and lymphocytic choriomeningitis), dengue virus, and the filoviruses (Ebola and Marburg). For more information about SIGA, please visit SIGA's web site at http://www.siga.com/.

The SIGA Technologies, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4504

Forward-looking Statements

This press release contains or implies certain ``forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market and the continued development and possible eventual approval of such products. Forward-looking statements are based on management's estimates, assumptions and projections, and are subject to uncertainties, many of which are beyond SIGA's control. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that (i) potential products that appear promising to SIGA or its collaborators cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (ii) SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products, (iii) SIGA may not be able to obtain anticipated funding for its development projects or other needed funding, (iv) SIGA may not be able to secure funding from anticipated government contracts and grants, (v) SIGA may not be able to secure or enforce sufficient legal rights in its products, including sufficient patent protection for its products, (vi) regulatory approval for SIGA's products may require further or additional testing that will delay or prevent approval, (vii) the Biomedical Advanced Research & Development Authority may not complete the procurement set forth in its solicitation for the acquisition of a smallpox antiviral for the strategic national stockpile, or may complete it on different terms; (viii) SIGA's proposed drug candidate for responding to any governmental solicitation for purchase may not meet the requirements of the solicitation; (ix) the volatile and competitive nature of the biotechnology industry may hamper SIGA's efforts, (x) changes in domestic and foreign economic and market conditions may adversely affect SIGA's ability to advance its research or its products, and (xi) changing federal, state and foreign regulation on SIGA's businesses may adversely affect SIGA's ability to advance its research or its products. More detailed information about SIGA and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in SIGA's filings with the Securities and Exchange Commission, including SIGA's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and in other documents that SIGA has filed with the Commission. SIGA urges investors and security holders to read those documents free of charge at the Commission's Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from SIGA. Forward-looking statements speak only as to the date they are made, and, except for any obligation under the U.S. federal securities laws, SIGA undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

Contact:
Marybeth Csaby / Todd Fromer
KCSA Strategic Communications
212-896-1236 / 1215
mcsaby@kcsa.com / Tfromer@kcsa.com